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                                                                   EXHIBIT 10.18

                            MASTER SERVICES AGREEMENT

            AGREEMENT dated as of [______________], 1996, (1) among Ingram Industries Inc., a Tennessee corporation ("INDUSTRIES"), Ingram Micro Inc., a Delaware corporation ("MICRO"), and Ingram Entertainment Inc., a Tennessee corporation ("ENTERTAINMENT").

            In consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE 1

                             PERFORMANCE OF SERVICES

            SECTION 1.1. PROVISION OF SERVICES. (a) On the terms and subject to the conditions of this Agreement, during the term of this Agreement Industries agrees to provide to Micro, Entertainment and their respective Subsidiaries, or procure the provision to each of Micro, Entertainment and their respective Subsidiaries of, and each of Micro and Entertainment (on behalf of itself and its Subsidiaries) agrees to purchase from Industries, the services described on the Schedules attached hereto (the "SERVICES"), including without limitation Services in connection with the administration of certain employee benefit plans and arrangements set forth on such Schedules (the "PLANS"). Notwithstanding anything herein to the contrary, Industries shall only perform Services involving the administration of the Micro Thrift Plan or the Entertainment Thrift Plan (each as defined in the Employee Benefits Transfer and Assumption
Agreement dated as of [            ], 1996 among the parties hereto) upon the
written request of Micro (or an appropriate committee designated thereby) or Entertainment (or an appropriate committee designated thereby), respectively, and on the condition that

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(1) To be dated the Closing Date under the Exchange Agreement.
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the terms of the Micro Thrift Plan or the Entertainment Thrift Plan, as the case may be, are acceptable to Industries. Unless otherwise specifically agreed by the parties, the Services to be provided or procured by Industries hereunder shall be substantially similar in scope, quality and nature to those provided to, or procured on behalf of, Micro, Entertainment and their respective Subsidiaries prior to the date hereof.

            (b) Any administration of the Plans by Industries pursuant to the terms hereof shall be subject to applicable regulatory requirements and the terms of the governing plan documents as interpreted by the appropriate plan fiduciaries. The parties shall cooperate fully with each other in the administration and coordination of regulatory and administrative requirements associated with the Plans. Such coordination, upon request, will include (but not be limited to) the following: sharing payroll data for determination of highly compensated associates, providing census information (including accrued benefits) for purposes of running discrimination tests, providing actuarial reports for purposes of determining the funded status of any plan, review and coordination of insurance and other independent third party contracts, and providing for review of all summary plan descriptions, requests for determination letters, insurance contracts, Forms 5500, financial statement disclosures and plan documents.

            SECTION 1.2. SERVICE FEES; EXPENSES. (a) The Schedules hereto indicate, with respect to each Service listed thereon, the method by which fees (the "SERVICE FEES") to be charged to Micro or Entertainment, as the case may be, for such Service will be determined. Each of Micro and Entertainment agrees to pay to Industries in the manner set forth in Section 1.3 the Service Fees applicable to each of the Services provided by Industries to Micro (and its Subsidiaries) and Entertainment (and its Subsidiaries), respectively, pursuant to the terms hereof.

            (b) In addition to any other amounts payable to Industries hereunder, each of Micro and Entertainment shall reimburse Industries in the manner set forth in Section 1.3 for (i) all out-of-pocket expenses (including without limitation travel expenses, professional fees, printing and postage) incurred by Industries in connection with the performance of Services pursuant to this Agreement, to the extent that such expenses have not already been taken into account in determining the Service Fees applicable to such Services and
(ii) without duplication, all costs and expenses (including without limitation any contributions, premium costs and third-party expenses), incurred by


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Industries in connection with its administration of the Plans.

            (c) In addition to any other amounts payable to Industries hereunder, each of Micro and Entertainment shall reimburse Industries in the manner set forth in Section 1.3 for any taxes, excises, imposts, duties, levies, withholdings or other similar charges (excepting any charges for taxes due on Industries' income) that Industries and its Subsidiaries may be required to pay on account of Micro (and its Subsidiaries) and Entertainment (and its Subsidiaries), respectively, in connection with the performance of Services or with respect to payments made by Micro or Entertainment for such Services pursuant to this Agreement.

            SECTION 1.3. INVOICING AND SETTLEMENT OF COSTS. (a) Industries will deliver an invoice to each of Micro and Entertainment on a monthly basis (not later than the fifth day of each accounting month) for (i) Service Fees in respect of Services provided during the prior accounting month to Micro (and its Subsidiaries) and Entertainment (and its Subsidiaries), respectively, and (ii) other amounts owing to Industries pursuant to Section 1.2. Except as otherwise provided in this Agreement, each such invoice will be prepared and delivered in a manner substantially consistent with the billing practices used in connection with services provided to Micro and Entertainment prior to the date hereof; provided that each such invoice shall (A) provide sufficient detail to identify each Service, the fee therefor and the method of calculating such fee, (B) identify all third party costs included in the invoice to the extent specifically billed and (C) include such other data as may be reasonably requested by Micro or Entertainment. In addition, Micro and Entertainment shall have the right to examine any and all books and records as they reasonably request in order to confirm and verify the calculation of the amount of any payment pursuant to this Section and Industries shall cooperate in any reasonable manner in such examination as Micro or Entertainment shall request.

            (b) Payment (including payment of any amounts disputed pursuant to Section 1.3(c)) of each invoice shall be due from Micro and Entertainment on the day (or the next business day, if such day is not a business day) that is the later of (i) the third day prior to the end of the accounting month in which such invoice was received and (ii) the tenth day after the receipt of such invoice (each, a "PAYMENT DATE"), by wire transfer of immediately available funds payable to the order of Industries. If either Micro or Entertainment fails to make any payment within 30 days of


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the relevant Payment Date, the party that has failed to make such payment shall be obligated to pay, in addition to the amount due on such Payment Date, interest on such amount at the prime, or best rate announced by Nationsbank of Texas, N.A. per annum compounded annually from the relevant Payment Date through the date of payment.

            (c) In the event that Micro or Entertainment disputes any charges invoiced by Industries pursuant to this Agreement, Micro or Entertainment shall deliver a written statement describing the dispute to Industries within 15 days following receipt of the disputed invoice. The statement shall provide a sufficiently detailed description of the disputed items. The parties hereto shall use their best efforts to resolve any such disputes. Amounts not so disputed shall be deemed accepted. Disputed amounts resolved in favor of Micro or Entertainment (together with interest on such amounts at the prime, or best rate announced by Nationsbank of Texas, N.A. per annum compounded annually from the date such disputed amounts were paid to Industries to the next relevant Payment Date) shall be credited against payments owing by Micro and Entertainment, respectively, to Industries on the next relevant Payment Date.

            (d) Unless otherwise specified on the Schedules hereto, in the event that the actual utilization of a Service is less than the period specified on such Schedules with respect to such Service, then the Service Fees for such Service shall be prorated on the basis of actual utilization of such Service; provided that the monthly charges shall not be prorated on any period of time less than one day, the per diem charge shall not be prorated on any period of time less than one-half day, and the hourly charges shall not be prorated on any period of time less than one hour.

            SECTION 1.4. TERM. (a) The term of this Agreement shall commence on the date hereof and shall end on December 31, 1996 (or, with respect to payroll services provided to Micro, on December 31, 1997), unless earlier terminated pursuant to the terms hereof. The provisions of Section 1.2 (with respect to amounts accrued prior to such termination) shall survive any termination of this Agreement.

            (b) At any time, Micro or Entertainment may request Industries to discontinue performing all or any portion of the Services upon 45 days' prior written notice.

            SECTION 1.5. LIMITED WARRANTY. Industries will provide the Services hereunder in good faith, with the care


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and diligence that it exercises in the performance of such services for its divisions and Subsidiaries. Each of Micro and Entertainment hereby acknowledges that Industries does not regularly provide to third parties services such as the Services as part of its business and that, except as set forth in Section 1.1 or in this Section 1.5, Industries does not otherwise warrant or assume any responsibility for its Services. The warranty stated above is in lieu of and exclusive of all other representations and warranties of any kind whatsoever. EXCEPT AS STATED ABOVE, THERE ARE NO WARRANTIES RELATING TO THE SERVICES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

            SECTION 1.6. PERFORMANCE REMEDY. In the event that Industries fails to provide a Service hereunder, or the quality of a Service is not in accordance with Section 1.1 or Section 1.5, Micro or Entertainment may give Industries prompt written notice thereof. Industries will then have thirty days to cure the defective Service. If after such period Industries has failed to cure the defective Service, Micro or Entertainment, as the case may be, may seek an alternative provider for such Service and Industries shall discontinue performing such Service at the written request of Micro or Entertainment, respectively. Neither Micro nor Entertainment shall be liable to Industries for any Service performed by Industries after Industries has been given written notice of termination of such Service pursuant to this Section 1.6, except for any out-of-pocket costs incurred by Industries in connection with the cessation of such Services or the transfer of such Services back to Micro, Entertainment or their respective designees. Except as otherwise expressly provided in Article 2, the provisions of this Section 1.6 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the Services to be performed hereunder.

                                    ARTICLE 2

                                 INDEMNIFICATION

            SECTION 2.1. LIMITATION OF LIABILITY. Micro and Entertainment agree that none of Industries, any of its Subsidiaries or any of their respective directors, officers, agents and employees (each, an "INDUSTRIES INDEMNIFIED PERSON") shall have any liability, whether direct or indirect, in contract, tort or otherwise, to Micro or Entertainment arising out of or attributable to the


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performance or nonperformance of Services pursuant to this Agreement.

            SECTION 2.2. INDEMNIFICATION. (a) Micro agrees to and does hereby indemnify and hold each Industries Indemnified Person harmless from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, claim, suit or proceeding, including any expenses incurred in connection with the enforcement of the rights of such Industries Indemnified Person pursuant to this Agreement) to which such Industries Indemnified Person may be subjected as a result of a claim made by a third party arising out of or attributable, directly or indirectly, (i) to the performance or nonperformance for Micro of any Services or (ii) otherwise in connection with this Agreement.

            (b) Entertainment agrees to and does hereby indemnify and hold each Industries Indemnified Person harmless from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, claim, suit or proceeding, including any expenses incurred in connection with the enforcement of the rights of such Industries Indemnified Person pursuant to this Agreement) to which such Industries Indemnified Person may be subjected as a result of a claim made by a third party arising out of or attributable, directly or indirectly, (i) to the performance or nonperformance for Entertainment of any Services or (ii) otherwise in connection with this Agreement.

            (c) The parties agree to follow the procedures set forth in Section 5.3(a) and 5.3(b) of the Reorganization Agreement dated as of September 4, 1996 among the parties hereto with respect to any claim for indemnification made pursuant to this Section 2.2.

            SECTION 2.3. OWNERSHIP OF WORK PRODUCT. (a) Except for the data provided by Micro or Entertainment to Industries and the reports produced by Industries for Micro or Entertainment pursuant to this Agreement, all proprietary tools and methodologies and all written material including programs, tapes, listing and other programming documentation which were preexisting or originated and prepared by Industries pursuant to this Agreement shall belong to Industries except as otherwise agreed by the parties in a separate written agreement signed by each party.


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            (b) No license under any trade secrets, copyrights, or other rights is granted by this Agreement or any disclosure hereunder.

            (c) Micro and Entertainment shall have reasonable access to all data, records, files, statements, records, invoices, billings, and other information generated by or in custody of Industries relating to the Services provided pursuant to this Agreement. Unless otherwise specified by Micro or Entertainment or required by law, Industries shall maintain all such business records pertaining to the Services and will retain the records pertaining to each Service for a period of twelve months after the cessation of such Service. At the request of Micro or Entertainment, Industries shall provide copies of records pertaining to the Services.

                                    ARTICLE 3

                               GENERAL PROVISIONS

            SECTION 3.1. PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party any rights and remedies hereunder.

            SECTION 3.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its conflict of laws provisions.

            SECTION 3.3. HEADINGS. The Section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            SECTION 3.4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties in respect of the subject matter contained herein and neither this Agreement nor any term or provision hereof may be amended or waived except by an instrument in writing signed, in the case of an amendment, by each party and, in the case of a waiver, by the party against whom the waiver is to be effective.

            SECTION 3.5. ASSIGNMENTS. This Agreement shall not be assignable by any party without the written consent of the other parties hereto. No assignment of any right or benefit hereunder shall relieve any obligation of the assignor hereunder without the written consent of the other parties.


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            SECTION 3.6. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice shall be on file with the Secretary of Industries. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature pages hereof and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 3.6.

            SECTION 3.7. DEFINITIONS. Terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement dated as of September 4, 1996 among the parties hereto.

            SECTION 3.8. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            SECTION 3.9. INDEPENDENT CONTRACTORS. The parties hereto are independent contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship among the parties. No party shall incur any debts or make any commitments for the others, except to the extent, if at all, specifically provided herein.

            SECTION 3.10. REMEDIES. The parties hereby acknowledge and agree that in the event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. Each party hereto agrees (i) not to assert by way of defense or otherwise that a remedy at law would be adequate, and (ii) in addition to any other remedy to which the parties may be entitled, that the remedy of specific performance of this Agreement is appropriate in any action in court.


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            SECTION 3.11. CONSENT TO JURISDICTION. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any Tennessee State Court or United States Federal Court sitting in the Middle District of Tennessee over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 3.11. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

            SECTION 3.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.

                                    INGRAM INDUSTRIES INC.

                                    By:_________________________________________
                                       Name:
                                       Title:
                                       One Belle Meade Place
                                       4400 Harding Road
                                       Nashville, TN  32705
                                       Telecopy:  (615) 298-8242

                                    INGRAM MICRO INC.

                                    By:_________________________________________
                                       Name:
                                       Title:
                                       1600 East Saint Andrew Place
                                       Santa Ana, CA  92705
                                       Telecopy:  (714) 566-7900

                                    INGRAM ENTERTAINMENT INC.

                                    By:_________________________________________
                                       Name:
                                       Title:
                                       Two Ingram Boulevard
                                       La Vergne, TN  37086
                                       Telecopy:  (615) 287-4985


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                                    SCHEDULES

                              [TO COME FROM INGRAM]